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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 1999 relating to the financial statements and financial statement schedule, which appears in Tekelec's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Woodland Hills, California
January 25, 2000

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                                                                    Exhibit 23.2


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Tekelec for the registration of $135,000,000 of convertible subordinated notes and to the incorporation by reference therein of our report dated February 23, 1999, with respect to the financial statements of IEX Corporation at December 31, 1998 and for the three years in the period then ended, included in the Current Report (Form 8-K) of Tekelec dated May 7, 1999, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Dallas, Texas
January 25, 2000